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                   STRONG SHORT-TERM GLOBAL BOND FUND, INC.
                -Strong Advisor Aggressive High-Yield Bond Fund


                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------


To the Board of Directors of Strong Short-Term Global Bond Fund, Inc.:

     The undersigned purchaser (the "Purchaser") hereby subscribes to ______shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Strong Short-Term Global Bond Fund, Inc. - Strong Advisor Aggressive High-Yield Bond Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of ______________ Dollars ($_____).

     It is understood that a certificate representing the Shares shall be issued to the undersigned upon request at any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

     The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

     Dated and effective this ___ day of ____________, 2000.

                                 STRONG INVESTMENTS, INC.


                                 By: _________________________
                                       Richard W. Smirl
                                       Vice President and Chief Compliance
                                       Officer

                                  ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of ___________, 2000.


                                 STRONG SHORT-TERM GLOBAL BOND FUND, INC.
                                 -Strong Advisor Aggressive High-Yield Bond Fund


                                 By: _________________________
                                       Cathleen A. Ebacher
                                       Vice President


                                 Attest: _______________________
                                         Susan A. Hollister
                                         Vice President